Exhibit 21.1(4)

                    ELECTRONIC ARTICLES OF ORGANIZATION
                                   For
                    FLORIDA LIMITED LIABILITY COMPANY

                                    Article I

The name of the Limited Liability Company is:

      INTERFUND INVESTMENT FUND I. LLC


                                   Article II

The street address of the principal office of the Limited Liability Company is:

      7100 Camino Real Blvd.
      402
      BOCA RATON, FL. US 33433

The mailing address of the Limited Liability Company is:

      7100 Camino Real Blvd.
      402
      BOCA RATON, FL. US 33433

                                   Article III

The purpose for which this Limited Liabihtv Company is organized is:

      ANY AND ALL LAWFUL BUSINESS.



                                   Article IV

The name and Florida street address of the registered agent is:

      BRANDON BROWN P.L.
      7100 CAMINO REAL BLVD.
      SUITE 402
      BOCA RATON, FL.  33433

Having been named as registered agent and to accept service of process for the above stated limited habilitv company at the place designated in this certificate. I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating lo the proper and complete performance oi'rny duties, and I am familiar with and accept the obligations of my position as registered agent.


 Registered Agent Signature:    ELIZABFTH BRANDON-BROWN

                                      Article V              L03000048565
                                                             FILED 8:00 AM
                                                             December 01   2003
                                                             Sec. Of State
The name and address of managing members/managers are:
      Title:  MGR
      CAPITOL MANAGEMENT, LLC
      7100 CAMINO REAL BLVD.
      BOCA RATON, FL. 33433 US

Signature of member or an authorized representative of a member

Signature: ELIZABETH BRANDON-BROWN